UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 28, 2021
(Date of earliest event reported)

The Eastern Company
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - Submission of Matters to a Vote of Security Holders

On April 28, 2021, The Eastern Company held its annual meeting of shareholders. The results of the vote at the meeting were as follows:

		FOR	WITHHELD
1)	Election of Fredrick D. DiSanto as a director for a one-year term expiring in the year 2022:	3,699,851	988,664

	Election of John W. Everets as a director for a one-year term expiring in the year 2022:	4,200,667	487,848

	Election of Charles W. Henry as a director for a one-year term expiring in the year 2022:	4,216,985	471,530

	Election of Michael A. McManus Jr. as a director for a one-year term expiring in the year 2022:	4,627,013	61,502

	Election of James A. Mitarotonda as a director for a one-year term expiring in the year 2022:	4,430,757	257,758

	Election of Peggy B. Scott as a director for a one-year term expiring in the year 2022:	4,622,562	65,953

	Election of August M. Vlak as a director for a one-year term expiring in the year 2022:	4,590,241	98,274

		FOR	AGAINST	ABSTAIN
2)	Non-binding advisory vote to approve the compensation of the named executive officers.	4,600,218	65,877	22,420

		FOR	AGAINST	ABSTAIN
3)	Ratification of appointment of Fiondella, Milone & LaSaracina LLP as independent registered public accounting firm to audit the Company and subsidiaries consolidated financial statements for fiscal year 2021.	5,634,052	116,717	3,024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 29, 2021	/s/ John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer